SCHEDULE 14A INFORMATION

            Proxy Statement Pursuant to Section 14(a)
             of the Securities Exchange Act of 1934
                       (Amendment No. N/A)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ X]      Preliminary Proxy Statement
[  ]      Confidential, for Use of the Commission only
          (as permitted by Rule 14a-6(e)(2))
[  ]      Definitive Proxy Statement
[  ]      Definitive Additional Materials
[  ]      Soliciting Material Pursuant to S 240.14a-11(c) or
          S 240.14a-12



                     The Manitowoc Company, Inc.
           (Name of Registrant as Specified in Its Charter)


                            Not Applicable
       -------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the
                             Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X]      No fee required.
[  ]      Fee computed on table below per Exchange Act Rules
          14a-6(i)(1) and 0-11.

          1) Title of each class of securities to which transaction applies:


          2)  Aggregate number of securities to which
              transaction applies:


          3) Per unit price or other underlying value of transaction computed pursuant to Exchange
              Rule 0-11 (1):


          4)  Proposed maximum aggregate value of transaction:


          5)  Total fee paid:



[  ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1) Amount Previously Paid:


          2) Form, Schedule or Registration Statement No.:


          3) Filing Party:


          4) Date Filed:


     --------------------------------------------------------

     (1) Set forth the amount on which the filing fee is calculated and state how it was determined.




                          THE MANITOWOC COMPANY, INC.
                            500 South 16th Street
                                P.O. Box 66
                        Manitowoc, Wisconsin 54221-0066
                              (920) 684-4410


                                        [PRELIMINARY PROXY
                                              MATERIAL]

                               March 16, 1998



FRED M. BUTLER
PRESIDENT AND
CHIEF EXECUTIVE OFFICER


Dear Shareholder:

     You are cordially invited to attend the 1998 Annual Meeting of Shareholders of The Manitowoc Company, Inc. which will be held on the third floor of the Company's corporate offices at 500 South 16th Street, Manitowoc, Wisconsin, on Tuesday, May 5, 1998, at 9:00 a.m.
(CDT).

     Two matters of business will be presented at the meeting - the election of two directors to serve a term ending at our Annual Meeting of Shareholders in the year 2001, and approval of a proposed amendment to the Company's Articles of Incorporation to increase its authorized Common Stock from 35,000,000 shares to 75,000,000 shares. The Board of Directors of the Company recommends a vote "FOR" both of these matters.

     Whether or not you are able to attend the 1998 Annual Meeting, we welcome your questions and comments about the Company. To make the best use of time at the meeting, we would appreciate receiving your questions or comments, in writing, in advance of the meeting, so they can be answered as completely as possible at the meeting. If you wish to make a comment or ask a question in writing, we would appreciate receiving it by April 28th.

     It is important that your shares be represented and voted at the meeting. Accordingly, please sign, date, and promptly mail the enclosed proxy card in the envelope provided.

     To help us plan for the meeting, please mark your proxy card telling us if you will be attending personally.

                                   Sincerely,
                                   /s/ Fred M. Butler



                         THE MANITOWOC COMPANY, INC.
                            500 South 16th Street
                                 P.O. Box 66
                        Manitowoc, Wisconsin 54221-0066
                               (920) 684-4410


                                             [PRELIMINARY PROXY
                                             MATERIAL]



               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To the Shareholders of
THE MANITOWOC COMPANY, INC.

     Notice is hereby given that the Annual Meeting of Shareholders of The Manitowoc Company, Inc. (the "Company"), a Wisconsin corporation, will be held on the third floor of the Company's corporate offices located at 500 South 16th Street, Manitowoc, Wisconsin, on Tuesday, May 5, 1998, at 9:00 a.m. (CDT), for the following purposes:

     1.To elect a class of two directors of the Company to serve for terms of three years;

     2.To consider and vote upon a proposed amendment to the Company's Articles of Incorporation to increase the Company's authorized shares of Common Stock from 35,000,000 shares to 75,000,000 shares; and

     3.To transact such other business as may properly come before the Annual Meeting or any adjournment thereof;

all as set forth and described in the accompanying Proxy Statement.

     The Board of Directors has fixed the close of business on February 25, 1998, as the record date for determination of the shareholders entitled to notice of, and to vote at, the Annual
Meeting.


     Shareholders are cordially invited to attend the Annual Meeting. However, whether or not you expect to attend the Annual Meeting in person, you are requested to complete, date, sign, and promptly return the enclosed proxy card using the enclosed self-addressed envelope which requires no postage if mailed in the United States.

                                   By Order of the Board of Directors


                                   E. DEAN FLYNN
                                   Secretary


Manitowoc, Wisconsin
March 16, 1998


  PRELIMINARY PROXY STATEMENT



                     THE MANITOWOC COMPANY, INC.
                        500 South 16th Street
                             P.O. Box 66
                   Manitowoc, Wisconsin 54221-0066
                            (920) 684-4410


                       SOLICITATION AND VOTING


     Accompanying this Proxy Statement is a Notice of Annual Meeting of Shareholders and a form of proxy for the Annual Meeting solicited by the Board of Directors of The Manitowoc Company, Inc. (the "Company"). A copy of the Annual Report to Shareholders, containing financial statements for the year ended December 31, 1997, is also enclosed. The Annual Report is neither a part of this Proxy Statement nor incorporated herein by reference. The approximate date on which the Proxy Statement and the enclosed form of proxy are first being sent or given to shareholders is March 16, 1998.

     On February 25, 1998, the record date for determining shareholders entitled to vote at the Annual Meeting, there were outstanding __________ shares of Company Common Stock, $.0l par value per share (the "Common Stock"). Each share outstanding on the record date is entitled to one vote on all matters presented at the meeting.

     Any shareholder entitled to vote may vote in person or by duly executed proxy. A proxy may be revoked at any time before it is exercised by filing a written notice of revocation with the Secretary of the Company, by delivering a duly executed proxy bearing a later date or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy. The shares represented by all properly executed unrevoked proxies received in time for the Annual Meeting will be voted as specified on the proxies. Shares held for the accounts of participants in the Company's Dividend Reinvestment Plan and RSVP Profit Sharing Plan (for which the proxies will serve as voting instructions for the shares) will be voted in accordance with the instructions of participants or otherwise in accordance with the terms of those Plans. If no direction is given on a properly executed unrevoked proxy, it will be voted FOR each of the two director nominees and FOR the proposal to amend the Company's Articles of Incorporation to increase its authorized Common Stock, par value $.01 per share ("Common Stock"), from 35,000,000 shares to 75,000,000 shares (the "Proposed Articles Amendment").

     The cost of soliciting proxies will be borne by the Company. Solicitation will be made principally by mail, but also may be made by telephone, facsimile or other means of communication by certain directors, officers, employees and agents of the Company. Such directors, officers and employees will receive no compensation for these efforts in addition to their regular compensation, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. The Company has retained the services of Georgeson & Company Inc. to assist in the solicitation of proxies for an anticipated cost to the Company of $7,500, plus reasonable out-of-pocket expenses. The Company will request persons holding shares in their names for the benefit of others, or in the names of their nominees, to send proxy material to and obtain proxies from their principals and will reimburse such persons for their expenses in so doing.

     To be effective, a matter presented for a vote of shareholders at the Annual Meeting must be acted upon by a quorum (i.e., a majority of the votes entitled to be cast represented at the Annual Meeting in person or by proxy). Abstentions, shares for which authority is withheld to vote for director nominees and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be considered present for the purpose of establishing a quorum. Once a share is represented at the Annual Meeting, it is deemed present for quorum purposes throughout the meeting or any adjourned meeting, unless a new record date is or must be set for the adjourned meeting.

     Directors are elected by a plurality of the votes cast by the holders of shares entitled to vote in the election at a meeting at which a quorum is present. A "plurality" means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the election (two at the Annual Meeting). Votes attempted to be cast against a director nominee are not given legal effect and are not counted as votes cast in an election of directors. Any shares not voted, whether by withheld authority, broker non-vote or otherwise, will have no effect on the election of directors except to the extent that the failure to vote for an individual results in another nominee receiving a larger number of votes.

     In order for the Proposed Articles Amendment to be approved, a quorum of the shares entitled to vote must be present or represented by proxy, and the number of shares voted in favor of approval must be greater than the number of shares voted against approval. Any shares not voted, whether by abstention, broker non-votes or otherwise, will have no effect on the approval or rejection of the Proposed Articles Amendment.


                       OWNERSHIP OF SECURITIES

Beneficial Owners of More Than Five Percent

     Based on information provided and available to the Company on February 25, 1998, each person or entity known to have beneficial ownership of more than 5% of the Company's outstanding common stock at December 31, 1997 is set forth in the following table.



      NAME AND
     ADDRESS OF                           AMOUNT AND NATURE            PERCENT OF
  BENEFICIAL OWNER                      OF BENEFICIAL OWNERSHIP          CLASS
  -----------------------------------------------------------------------------------
 Fidelity Management & Research Co.            1,009,225                  5.84%
   82 Devonshire Street
   Boston, MA 02109





Directors and Management

     The following table sets forth the beneficial ownership (as that term is defined in Rule 13d-3 promulgated under the Exchange Act of 1934 (the "Exchange Act")) of Common Stock by each continuing director and director nominee of the Company, each executive officer of the Company named in the Summary Compensation Table below and by the directors and executive officers of the Company as a group. Unless otherwise indicated, the information is provided as of February 25, 1998. Each of the persons listed below is the beneficial owner of less than 1% of the outstanding shares of Common Stock, except that all executive officers and directors as a group own _____% of the outstanding shares of Common Stock. The table also reflects for each person the number of Common Stock units associated with compensation deferred under the Company's Deferred Compensation Plan. All share information reflects the Company's June 30, 1997 3-for-2 stock split effected as a fifty percent (50%) stock dividend.




                                                           DEFERRED
                                   SHARES BENEFICIALLY     COMMON STOCK
         NAME                           OWNED(1)            UNITS(2)
         ----                       -----------------      -----------
 Dean H. Anderson   ........             3,400               1,462
 Jeffry D. Bust   ..........             1,883 (3)               0
 Fred M. Butler   ..........            43,637 (3)(4)       23,673
 George E. Fischer   .......             2,000                   0
 Philip L. FitzGerald   ....             4,976 (3)(5)        4,394
 Robert R. Friedl   ........            11,685 (3)(6)        1,222
 Terry D. Growcock   .......             4,427 (3)           3,322
 James P. McCann   .........             2,724               9,391
 George T. McCoy   .........            16,000 (7)               0
 Guido R. Rahr, Jr.   ......             7,558                   0
 Gilbert F. Rankin, Jr.   ..            15,463                   0
 Robert S. Throop   ........            14,751 (8)          10,362

 All Executive Officers and Directors
    as a group (16 persons)            _______ (9)          74,929

________________________

(1)Unless otherwise noted, the specified persons have sole voting power and sole dispositive power as to the indicated shares.

(2)The Company has the sole right to vote all shares of Common Stock underlying the deferred Common Stock units held in the Deferred Compensation Plan Trust. The independent trustee of such Trust has the dispositive power as to such shares.

 (3) For the following executive officers, includes the indicated number of shares which were held in their respective RSVP Profit Sharing Plan accounts at December 31, 1997, as to which they have sole voting power and shared investment power: Jeffry D. Bust - _____; Fred M. Butler - _____; Philip L. FitzGerald - _____; Robert R. Friedl - _____; and Terry D. Growcock - ______.

(4)Includes 15,300 shares as to which voting and investment power are shared with spouse.

(5)Includes 4,845 shares as to which voting and investment power are shared with spouse.

(6)Includes 2,500 shares as to which voting and investment power are shared with spouse. Excludes 2,037 shares held by Mr. Friedl's spouse as custodian for their children, as to which he disclaims beneficial ownership.

(7)Represents shares held in trust under which Mr. McCoy and his spouse are co-trustees, sharing voting and investment power.

(8)Includes 4,528 shares as to which voting and investment power are shared with spouse.

(9)Includes 43,173 shares as to which voting and investment power are shared and _______ shares, at December 31, 1997, held by the RSVP Profit Sharing Plan Trust (persons within the group hold sole voting power with respect to ______ of these shares, and share investment power with respect to all of these shares (by virtue of the Plan's administration by an investment committee of executive officers)).

       SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16 of the Exchange Act, the Company's executive officers and directors are required to file reports of their trading in equity securities of the Company with the Securities and Exchange Commission (the "Commission") and the Company. Based solely on its review of the copies of such reports received by it and written representations that no other reports were required, the Company believes that during fiscal year 1997 its executive officers and directors complied with all such applicable filing requirements.


1. ELECTION OF DIRECTORS____________________________________________

     The Board of Directors consists of eight directors. Directors of the Company are divided into three classes, each class serving for a period of three years. Directors elected at the Annual Meeting will hold office for a three-year term expiring in the year 2001 or until their successors are elected and qualified. The respective terms of all directors of one class expire at each Annual Meeting of Shareholders.

     Two directors are to be elected at the 1998 Annual Meeting. The names of the nominees of management and the continuing Board members, as well as additional information regarding such persons, are set forth below. Each person so named is presently serving as a director of the Company.

     It is intended that the shares represented by proxies in the accompanying form will be voted for the election of the nominees listed below, unless a contrary direction is indicated. If any of the nominees should be unable to serve, an eventuality which management does not contemplate, the proxies may be voted for the election of such other person or persons as management may recommend.

The Board of Directors recommends election of the nominees whose names follow.


                                                                                         Year First
                                       Position with                                      Elected or
                                     Company or Other                                     Appointed
    Name                                Occupation                                         Director
-------------------------------------------------------------------------------------------------------

                               NOMINEES FOR ELECTION TO BOARD OF DIRECTORS
                  For Terms Expiring At The Annual Meeting To Be Held In The Year 2001

George E. Fischer        Retired (10/97); former Chairman of the Board
(Age 65)                 (since 1/93) and Chairman of the Board and President
                         (6/80-1/93) of SerVend International, Inc., Sellersburg,
                         IN (producer of ice/beverage dispensers and post-mix
                         drink valves)(1)...............................................    1998

Gilbert F. Rankin, Jr.   Retired (9/87); former Administrative Director, College
(Age 65)                 of Engineering, Cornell University, Ithaca, NY (1)(2)(4).......    1974




                           MEMBERS OF BOARD OF DIRECTORS CONTINUING IN OFFICE
                  For Terms Expiring At The Annual Meeting To Be Held In The Year 2000


Fred M. Butler.          President and Chief Executive Officer (since 7/90)
(Age 62)                 of the Company; Director of Gehl Company (3)...................    1990

George T. McCoy          Retired (4/86); former Chairman of the Board
(Age 78)                 (1985-4/86) of Guy F.Atkinson Company,
                         San Bruno, CA (industrial and heavy
                         construction) (1)(2)(3)........................................    1986

Guido R. Rahr, Jr.       Chairman of the Board (since 11/93) and Chairman
(Age 69)                 of the Board and Chief Executive Officer
                         (9/87-11/93) of Rahr Malting Co., Minneapolis, MN
                         (producer of barley malt) (1)..................................    1980



                  For Terms Expiring At The Annual Meeting To Be Held In The Year 1999

Dean H. Anderson         Senior Vice President - Strategic Development
(Age 57)                 (since 7/97) and Vice President - Strategic
                         Development (2/95-7/97) of ABB Vetco Gray,
                         Inc., Houston, TX (oilfield equipment
                         manufacturer with concentration on subsea oil
                         and gas production systems); previously President
                         (1/90-1/95) of Foster Valve Corporation, Houston,
                         TX (oilfield manufacturer) (1).................................    1992

James P. McCann          Retired (12/92); former Vice Chairman, President
(Age 68)                 and Chief Operating Officer (3/91-12/92) of
                         Bridgestone/Firestone, Inc., Nashville, TN
                         (tire manufacturer) (1)(3)(4)..................................    1990

Robert S. Throop         Retired (12/96); former Chairman and Chief
(Age 60)                 Executive Officer(since 12/84) of Anthem Electronics,
                         Inc., San Jose, CA (manufacturer and distributor of
                         electronic products); Director of Arrow Electronics,
                         Inc. and The Coast Distribution System (1)(2)(4)...............    1992

____________________________
(1)  Member of Audit Committee.
(2)  Member of Compensation and Benefits Committee.
(3)  Member of Executive Committee.
(4)  Member of Nominating Committee.


               MEETINGS OF THE BOARD AND ITS COMMITTEES

     During the fiscal year ended December 31, 1997, five meetings of the Board of Directors were held at which the aggregate attendance for all directors as a group was 97%. During that period, all directors attended 98% or more of the aggregate of the total number of Board meetings held and the total number of meetings of all committees on which they served.

     The Company has standing Audit, Compensation and Benefits, Executive and Nominating Committees of the Board of Directors. The Nominating Committee was formed by the Board of Directors at a Special Meeting of the Board of Directors held on February 26 and 27, 1996. During the fiscal year ended December 31, 1997, there were two meetings of the Audit Committee, five meetings of the Compensation and Benefits Committee, one meeting of the Executive Committee and no meetings of the Nominating Committee.

     The Audit Committee reviews the scope and timing of the audit of the Company's financial statements by the Company's independent accountants and reviews with the independent accountants the Company's management policies and procedures with respect to internal auditing and accounting controls. The Compensation and Benefits Committee determines the compensation of the Company's executive officers, reviews management's recommendations as to the compensation of other key personnel and administers the Company's Economic Value Added Bonus Plan (the "EVA Plan") and the 1995 Stock Plan. The Executive Committee discharges certain of the responsibilities of the Board of Directors when the Board is not in session and is also charged with reviewing and making recommendations concerning proposed major corporate transactions. The Nominating Committee provides the methodology for selection of candidates, including the specifications, for the position of Chief Executive Officer of the Company.


                      COMPENSATION OF DIRECTORS

     Each non-employee director is paid an annual retainer of $25,000 and an additional fee of $1,000 for each meeting of the Board of Directors and any committee thereof attended. Directors who are employees of the Company do not receive separate remuneration in connection with their service on the Board or Board committees.

     Under the Company's Deferred Compensation Plan, each non-employee director may elect to defer all or any part of his annual retainer and meeting fees for future payment upon death, disability, termination of service as a director, a date specified by the participant or the earlier of any such date to occur. A participating non-employee director may elect to have his deferred compensation credited to two accounts, the values of which are based upon investments in Common Stock and a balanced fund mutual fund, respectively. Distributions with respect to the stock account will be made in shares of Common Stock. Other account distributions will be made in cash. Upon a change in control (as defined in the Deferred Compensation Plan), all restrictions on the distribution of deferred compensation will be automatically terminated and the participant would promptly receive the full balance of his/her account.


                        EXECUTIVE COMPENSATION

     The following table sets forth, for the fiscal years ended December 31, 1997, December 31, 1996, and December 31, 1995, each component of compensation paid or earned for services rendered in all capacities for the Chief Executive Officer and for each of the four other most highly compensated executive officers of the Company whose cash compensation exceeded $100,000 during fiscal 1997.





                                       SUMMARY COMPENSATION TABLE
                                      -----------------------------





                                                                         LONG-TERM
                                                                        COMPENSATION
                                                                   ---------------------
                                                                    Awards        Payouts
                                        ANNUAL COMPENSATION       ----------     ---------
                                        -------------------       Securities       LTIP       All Other
                                       Salary          Bonus      Underlying      Payouts   Compensation
   Name and                 Year         ($)            ($)     Options/SAR's       ($)         ($)
Principal Position                       (1)          (1)(2)        (#)(3)          (4)         (5)
-------------------------------------------------------------------------------------------------------------
Fred M. Butler              1997      $400,000       $437,995        45,000       $113,885      $_______
 President and Chief        1996      $376,926       $360,240        40,500       $ 72,424      $ 9,259
 Executive Officer          1995      $300,000       $214,298        40,500       $  9,590      $ 8,566


Robert R. Friedl            1997      $200,000       $182,498        15,000       $ 46,418      $________
 Senior Vice President      1996      $198,077       $150,100        10,575       $ 27,421      $ 24,215
 and Chief Financial        1995      $146,154       $ 89,286        10,575       $  3,463      $ 17,860
 Officer

Philip L. FitzGerald (6)    1997      $189,091       $ 90,265        12,600              0      $________
 Vice President -
 International
 Development

Jeffry D. Bust (7)          1997      $185,400       $189,920        15,000       $ 47,777      $_________
 President and General      1996      $185,400       $163,603        12,600       $    107      $ 32,829
 Manager (Manitowoc
 Cranes, Inc.)

Terry D. Growcock  (7)      1997      $190,000       $106,423        15,000       $ 22,574      $__________
 President and General      1996      $184,545       $105,974        12,600       $ 13,894      $ 40,994
 Manager (Manitowoc
 Ice, Inc.)

______________________________

(1) Compensation deferred at the election of an executive officer pursuant to the Company's Deferred Compensation Plan is included in the year earned. Under such Plan, an executive officer may elect to defer up to 40% of base compensation and up to 100% of any incentive compensation.

(2) Reflects bonus earned and accrued during the years indicated and paid at the beginning of the next fiscal year.

(3) Consists entirely of stock options under the 1995 Stock Plan. Share information has been adjusted to reflect the Company's June 30, 1997 3-for-2 stock split effected as a fifty percent (50%) stock dividend and its July 2, 1996 3-for-2 stock split effected as a fifty percent (50%) stock dividend.

(4) Reflects portion of bonus bank balance under the EVA Plan paid with respect to the fiscal year indicated.

(5) The 1997 amounts represent: (a) the Company's contributions to the RSVP Profit Sharing Plan as follows: Fred M. Butler - $_____, Robert R. Friedl - $______, Philip L. FitzGerald - $______, Jeffry
  D. Bust - $______, and Terry D. Growcock - $______; (b) premiums paid by the Company relating to key man group life insurance as follows: Fred M. Butler - $761, Robert R. Friedl - $1,085, Philip
  L. FitzGerald - $1,085, Jeffry D. Bust - $1,085, and Terry D. Growcock - $1,085; and (c) Company contributions to the Deferred Compensation Plan as follows: Fred M. Butler - $2,082, Robert R. Friedl - $0, Philip L. FitzGerald - $6,417, Jeffry D. Bust - $16,068, and Terry D. Growcock - $12,395.

(6) Mr. FitzGerald became an executive officer of the Company in May, 1997.

(7) Messrs. Bust and Growcock first became executive officers of the Company in August, 1996.



     In connection with the 1995 Stock Plan, the table below sets forth information regarding stock option grants during the last fiscal year to the executive officers named in the Summary Compensation
Table.

                                  OPTION/SAR GRANTS IN LAST FISCAL YEAR





                                                                                Potential Realizable
                                                                                  Value at Assumed
                                  Individual Grants (1)                         Annual Rates of Stock
                                                                                 Price Appreciation
                                                                                 for Option Term (2)
--------------------------------------------------------------------------------------------------------

                                     Percent of
                     Number of          Total
                     Securities     Options/SARs      Exercise
                     Underlying      Granted to       or Base
                    Options/SARs    Employees in       Price     Expiration
    Name           Granted (#)(3)    Fiscal Year     ($/Sh)(3)      Date         5% ($)         10% ($)
-------------------------------------------------------------------------------------------------------
Fred M. Butler          45,000         23.2%           28.17      5/06/2007     $797,218     $2,020,308
Robert R. Friedl        15,000          7.8%           28.17      5/06/2007     $265,739     $  673,436
Philip L. FitzGerald    12,600          6.5%           28.17      5/06/2007     $223,221     $  565,686
Jeffry D. Bust          15,000          7.8%           28.17      5/06/2007     $265,739     $  673,436
Terry D. Growcock       15,000          7.8%           28.17      5/06/2007     $265,739     $  673,436

(1)Consists of incentive and non-qualified stock options to purchase shares of Company Common Stock granted on May 6, 1997 pursuant to the 1995 Stock Plan. These options have an exercise price equal to the fair market value of Company Common Stock on the date of grant. The options vest in 25% increments annually beginning two years after the date of grant and are fully exercisable five years after such date. Upon certain extraordinary events (e.g., the acquisition by a person of 30% or more of the Company's voting stock, a change in the majority of individuals constituting the Board of Directors or shareholder approval of a plan of merger or liquidation) as described in the 1995 Stock Plan, these options will become immediately exercisable. The Compensation and Benefits Committee, which administers the 1995 Stock Plan, has the right to accelerate vesting of the options. The options were granted for a term of ten years, subject to earlier termination in certain events related to termination of employment.

(2)The dollar amounts in these columns are the result of calculations at the 5% and 10% stock appreciation rates set by the Commission and therefore do not forecast possible future appreciation, if any, of the Company's Common Stock price.

(3)Share information has been adjusted to reflect the Company's June 30, 1997 3-for-2 stock split effected as a fifty percent (50%) stock dividend.



     The following table sets forth the number of options and the value of such options held at the end of the last fiscal year by the executive officers named in the Summary Compensation Table.


                           AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                  AND FISCAL YEAR-END OPTION/SAR VALUES




                                                        Number of
                         Shares                   Securities Underlying           Value of Unexercised
                        Acquired                       Unexercised                    In-the-Money
                           On           Value        Options/SARs at                 Options/SARs at
                       Exercise(#)   Realized($)  Fiscal Year-End(#)(1)           Fiscal Year-End($)(2)

                                                       Exercisable/                    Exercisable/
   Name                                                Unexercisable                  Unexercisable
--------------------------------------------------------------------------------------------------------
 Fred M. Butler           2,196       $49,311          7,929/ 115,875            $ 165,161/$ 1,540,766
 Robert R. Friedl         1,100       $21,813          1,543/  33,507            $  32,141/$   416,399
 Philip L. FitzGerald      N/A            N/A              0/  25,200            $       0/$   276,444
 Jeffry D. Bust            N/A            N/A          3,150/  37,050            $  65,615/$   483,680
 Terry D. Growcock         N/A            N/A          3,150/  37,050            $  65,615/$   483,680

N/A = Not Applicable

(1)No SARs were outstanding at the end of fiscal 1997.
(2)Based upon the difference between the option exercise prices and the $32.50 closing sale price of Company Common Stock on the New York Stock Exchange at the end of fiscal 1997.

     As described in more detail in the "Report of the Compensation and Benefits Committee on Executive Compensation" below, the EVA Plan requires that bonuses payable to executive officers in excess of their target bonuses be banked and remain at risk. Thirty-three percent of a positive "bonus bank" balance is paid out at the end of each year.
A negative bonus in any year is subtracted from the outstanding bonus bank balance. The amounts of the banked contingent incentive compensation awarded for fiscal 1997 to the executive officers named in the Summary Compensation Table are as follows:


                          LONG-TERM INCENTIVE PLANS-AWARDS IN LAST FISCAL YEAR



                                                                                Estimated Future
                                                     Performance or               Payouts Under
                                      Amounts         Other Period         Non-Stock Price-Based Plan
                                      Banked        Until Maturation
   Name                                 ($)             or Payout          Minimum($)        Maximum($)
--------------------------------------------------------------------------------------------------------
 Fred M. Butler                       $394,805          1998-2000              $0            $394,805
 Robert R. Friedl                     $164,502          1998-2000              $0            $164,502
 Philip L. FitzGerald                 $ 70,186          1998-2000              $0            $ 70,186
 Jeffry D. Bust                       $193,858          1998-2000              $0            $193,858
 Terry D. Growcock                    $ 22,777          1998-2000              $0            $ 22,777







          REPORT OF THE COMPENSATION AND BENEFITS COMMITTEE
                      ON EXECUTIVE COMPENSATION

                               OVERVIEW

     The Company's Compensation and Benefits Committee (the "Committee"), which is comprised of three outside directors of the Company, is responsible for considering and approving compensation arrangements for senior management of the Company, including the Company's executive officers. The goals of the Committee in establishing annual compensation for senior management are as follows:
(i) to attract and retain key executives who will assure real growth of the Company and its operating subsidiaries and divisions; and (ii) to provide strong financial incentives, at a reasonable cost to the Company's shareholders, for senior management to enhance the long-term value of the shareholders' investment in the Company.

     Executive compensation consists of the following components:

     * Base salary compensation;
     * Short-term incentive compensation (the Economic Value Added Bonus Plan); and
     * Long-term incentive compensation (the 1995 Stock Plan).



                             BASE SALARY

     Base salary compensation is set to be competitive with comparable positions at other durable goods manufacturing companies of similar size. The Committee references survey data of comparable companies obtained from a major compensation and benefit consulting firm and sets proposed base salaries at a level about equal to the midpoint of the survey data. Base salaries of individual executive officers can vary from this salary benchmark based on a subjective analysis of such factors as the scope of the executive officer's experience, current performance and future potential, along with the Company's financial performance.




            THE ECONOMIC VALUE ADDED COMPENSATION PROGRAM

     The EVA Plan is an incentive compensation program, first effective during the 1994 fiscal year, which provides for annual bonuses for all executive officers of the Company, and certain other officers and key employees of the Company and its subsidiaries, if their performance adds value for Company shareholders. The Committee's objective under the EVA Plan is to provide an incentive share portion of compensation which will result in higher total compensation opportunities than the median total compensation of peer companies in years in which the Company performs well. Similarly, the incentive share portion of compensation payable to EVA Plan participants is expected to result in lower total compensation opportunities than the median total compensation of comparable companies in years when the Company performs poorly.

     Bonuses payable under the program are determined based on improvements in Economic Value Added ("EVA"), which is a technique developed by Stern Stewart & Co., a financial consulting firm based in New York, that measures the economic profit generated by a business. EVA is equal to the difference between (i) net operating profit after tax, defined as operating earnings adjusted to eliminate the impact of, among other things, certain accounting charges such as amortization of good-will and bad debt reserve expenses, and (ii) a capital charge, defined as capital employed times the weighted average cost of capital.

     Participants are divided into eleven classifications which have target bonus levels ranging from 2% to 60% of base salary. It is intended that the assignment of a particular classification correspond with a position's relative effect on the Company's performance.

     Under the EVA Plan, bonuses are awarded to each Plan participant based on the improvement in EVA for the participant's business unit. To measure the improvement (or deterioration) in EVA, an EVA target is set yearly for each business unit based on the average of the prior fiscal year's target and actual EVA plus the expected improvement in EVA for the current fiscal year. If the annual improvement in EVA is in excess of the targeted improvement, the bonus calculation will produce an amount in excess of the participant's target bonus. If the annual improvement in EVA is less than the targeted improvement, the bonus calculation will produce an amount less than the individual's target bonus. Bonuses payable under the EVA Plan are not subject to any minimum or maximum. In fiscal year 1997, the performance of the Company and its business units resulted in Plan compensation ranging from 0% to 514% of their targets.

     In order to encourage a long-term commitment by executive officers and other key employees to the Company and its shareholders, the EVA Plan requires that two thirds of any bonus earned in a given year in excess of the target bonus be deferred in a "bonus bank" for possible future payout by the Company. Thirty-three percent of a positive bonus bank balance is paid out each year. Consequently, the total bonus payable in any given period consists of the individual's target bonus, plus (or minus) the participant's fixed share of EVA improvement and plus (or minus) a portion of the bonus bank balance.
A bonus bank account is considered "at risk" in the sense that in any year EVA performance results in a bonus amount which is negative, the negative bonus amount is subtracted from the outstanding bonus bank balance. In the event that the outstanding bonus bank balance at the beginning of the year is negative, the bonus paid for that year is limited to the aggregate of thirty-three percent of the positive bonus earned up to the target bonus and thirty-three percent of any positive bonus bank balance after applying the remaining portion of the bonus earned for the year against the negative balance in the bonus bank. The executive is not expected to repay negative balances in the bonus bank. In the event that an executive voluntarily terminates employment with the Company, the bonus bank balance is subject to forfeiture.



                         THE 1995 STOCK PLAN

     The shareholders of the Company approved The Manitowoc Company, Inc. 1995 Stock Plan pursuant to which incentive stock options, non-qualified stock options, restricted stock and limited stock appreciation rights may be granted to key employees of the Company.
In fiscal 1997, stock options to purchase a total of 192,150 shares (as adjusted to reflect the Company's June 30, 1997 3-for-2 stock split effected as a fifty percent (50%) stock dividend) were granted to certain key employees selected by the Committee. The options vest in 25% increments annually beginning two years after the date of grant and are fully exercisable five years after such date.



                      DEFERRED COMPENSATION PLAN

     The purpose of the Deferred Compensation Plan is to attract and retain well-qualified persons for service as non-employee directors of the Company or as key employees and to promote identity of interest between the Company's non-employee directors and key employees and its shareholders. Eligibility is limited to non-employee directors and to key employees of the Company.

     A non-employee director may make a deferral election with respect to all or part of his compensation, in increments of 5%.
Compensation, for purposes of a non-employee director, means retainer fees paid for service as a member of the Board of Directors and for service on any Board committee, including attendance fees.

     A key employee participant may elect to defer, in whole percentages, up to 40% of regular pay and up to 100% of incentive bonuses. Credits to deferred compensation accounts for key employees will also include a contribution equal to the amount of deferred compensation of the key employee for the plan year (subject to a maximum of 25% of eligible compensation) multiplied by the rate of fixed and variable profit sharing contributions that the participant has received from his employer for the year under the RSVP Profit Sharing Plan plus one percent. Non-employee directors are not eligible to receive Company contributions under the Deferred Compensation Plan.

     The current investment options available to participants under the Deferred Compensation Plan are a bookkeeping account, the value of which is based on investments in Company Common Stock, and a bookkeeping account, the value of which is based on investments in a balanced mutual fund. Participants have no rights as shareholders pertaining to Company Common Stock units credited to their accounts under the Deferred Compensation Plan.

     The Board of Directors may at any time terminate or amend the Deferred Compensation Plan, except that no termination or amendment may reduce any account balance accrued on behalf of a participant based on deferrals already made or divest any participant of rights to which such person would have been entitled if the Deferred Compensation Plan had been terminated immediately prior to the effective date of such amendment. No amendment may become effective until shareholder approval is obtained if the amendment materially increases the benefits accruing to participants under the Deferred Compensation Plan, materially increases the aggregate number of shares of Company Common Stock that may be issued under the Deferred Compensation Plan, or materially modifies the eligibility requirements for Deferred Compensation Plan participation. There is no time limit on the duration of the Deferred Compensation Plan.



                 CHIEF EXECUTIVE OFFICER COMPENSATION

     The factors that are used to determine the annual base salary and incentive compensation of Mr. Fred M. Butler, the Company's Chief Executive Officer ("CEO"), are the same as those described above for all executive officers. In fiscal 1997, Mr. Butler's base salary remained at $400,000 which the Committee determined to be appropriate based upon the midpoint salary compensation of other CEOs of similarly sized durable goods manufacturing companies as determined by the above-mentioned salary survey data, as well as a subjective evaluation of Mr. Butler's individual and the Company's overall performance. Mr. Butler's EVA target bonus level for fiscal 1997 was 60% of base salary. As a result of the Company achieving EVA Plan results in excess of targeted goals, Mr. Butler was paid incentive compensation of $551,880 and $394,805 was added to his bonus bank bringing his total bonus bank balance to $535,752. Based on a subjective consideration of the factors cited above for all grants under the 1995 Stock Plan, Mr. Butler was also granted during the year an incentive stock option and a non-qualified stock option for 3,549 shares and 41,451 shares of Common Stock, respectively (in each case as adjusted to reflect the Company's June 30, 1997 3-for-2 stock split effected as a fifty percent (50%) stock dividend).

               TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the Company's federal income tax deduction to $1,000,000 per year for compensation to its CEO and any of its four other highest paid executive officers. Performance-based compensation is not, however, subject to the deduction limit provided certain requirements of Section 162(m) are satisfied. Certain awards under the proposed 1995 Stock Plan are intended to qualify for the performance-based compensation exception under Section 162(m). It is the Committee's intent to preserve the deductibility of executive compensation to the extent reasonably practicable and consistent with the best interests of the Company and its shareholders.

                                   Compensation and Benefits Committee

                                   George T. McCoy, Chairman
                                   Gilbert F. Rankin, Jr.
                                   Robert S. Throop






                          PERFORMANCE GRAPH


     Set forth below is a graph comparing the cumulative total shareholder return, including reinvestment of dividends on a quarterly basis, of Company Common Stock against the cumulative total returns of the Standard and Poor's ("S&P") 500 Composite Stock Index and the S&P Diversified Machinery Stock Index. The graph assumes $100 was invested on December 31, 1992 in Company Common Stock, the S&P 500 Composite Stock Index and the S&P Diversified Machinery Stock Index.


              COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN (1)

                   THE MANITOWOC COMPANY, INC.; S&P 500;
              AND THE S&P DIVERSIFIED MACHINERY INDEX (500)


                     (PERFORMANCE GRAPH APPEARS HERE)

                   MANITOWOC                         S&P DIVERSIFIED
  DATE              COMPANY          S&P 500       MACHINERY INDEX (500)
-----------------------------------------------------------------------
December 1992      $ 100.00         $ 100.00             $ 100.00
December 1993      $ 129.96         $ 110.03             $ 148.05
December 1994      $  90.64         $ 111.53             $ 144.19
December 1995      $ 132.99         $ 153.30             $ 177.91
December 1996      $ 270.25         $ 188.40             $ 221.59
December 1997      $ 330.13         $ 251.17             $ 293.03

----------------------------
(1) Total return assumes reinvestment of dividends on a quarterly basis.



                   CONTINGENT EMPLOYMENT AGREEMENTS

     The Company has entered into Contingent Employment Agreements (the "Employment Agreements") with Messrs. Bust, Butler, Friedl, and Growcock and certain other key executives of the Company and certain subsidiaries. The Employment Agreements provide that in the event of a change in control of the Company, as defined therein, each executive will continue to be employed by the Company for a period of three years thereafter. Under the Employment Agreements, each executive will remain employed at the same position held as of the change in control date, and will receive a salary at least equal to the salary in effect as of such date, plus all bonuses, incentive compensation and other benefits extended by the Company to its executive officers and key employees. After a change in control, the executive officer's compensation would be subject to upward adjustment at least annually based upon his contributions to the Company's operating efficiency, growth, production and profits. The Employment Agreements terminate prior to the end of the three year period noted above if the executive first attains the age of 65, voluntarily retires from the Company or is terminated by the Company "for cause," as defined therein. The Employment Agreements are terminable by either party at any time prior to a change in control.


            F. M. BUTLER SUPPLEMENTAL RETIREMENT AGREEMENT

     The Company has entered into a Supplemental Retirement Agreement (the "Retirement Agreement") with Mr. Fred M. Butler providing for certain monthly payments upon his retirement from the Company, with such benefits to vary depending upon the timing and nature of his retirement.

     If Mr. Butler's retirement occurs on or after his attaining the age of 65, Mr. Butler will receive an annual benefit (payable in twelve monthly installments) equal to 50% of his average yearly salary over a specified period prior to retirement, reduced by the amount of pension benefits received by Mr. Butler from his former employer (the "Butler Monthly Benefit"). If Mr. Butler retires prior to attaining age 65, he will receive the Butler Monthly Benefit reduced by one-half of 1% for each full month by which his employment with the Company terminated prior to his attainment of age 65. This annual benefit is payable in monthly installments to Mr. Butler for life and to his spouse for life in the event she survives him. Mr. Butler has the option to require that the Company fund these benefits with a rabbi trust, however Mr. Butler's rights with respect to payments of benefits under the Retirement Agreement are those of unsecured creditors of the Company.



2.PROPOSED AMENDED ARTICLES OF INCORPORATION AUTHORIZING SHARE
  INCREASE

     Shareholders also will be requested at the Annual Meeting to approve the Proposed Articles Amendment, which would increase the Company's authorized Common Stock from 35,000,000 shares to 75,000,000 shares.

     Under Section 8.1 of Article VIII - Capital Stock of the Company's Articles of Incorporation, as amended and restated effective November 6, 1984 (as so amended and restated, the "Articles of Incorporation"), the entire capital of the Company currently consists of 38,500,000 shares of capital stock, divided into 35,000,000 shares of Common Stock, par value $0.01 per share, and 3,500,000 shares of Preferred Stock (the "Preferred Stock"), par value $0.01 per share.
If the Proposed Articles Amendment is approved, Section 8.1 of the Company's Articles of Incorporation would be amended to read in its entirety as follows:


          "Section 8.1   Number of Shares and Classes.

               The number of shares which the corporation has authority to issue is 78,500,000, divided into the following classes:

                    8.1.1 75,000,000 shares of Common Stock of par value $0.01 per share.

                    8.1.2 3,500,000 shares of Preferred Stock of the par value of $0.01 per share."

  As of February 25, 1998, of the 35,000,000 shares of Common Stock presently authorized, ___________ shares were issued and outstanding, __________ shares were held as treasury stock, and ____________ shares were reserved for issuance pursuant to options under the 1995 Stock Plan.

  In addition, the Company has adopted a Shareholder Rights Plan which, under specified circumstances, entitles each shareholder to purchase two-thirds of an additional share of Common Stock for each share held by such shareholder. Accordingly, the Company has reserved two-thirds of a share of Common Stock for issuance upon the exercise of Rights associated with each outstanding share of Common Stock.
This means the Company presently has reserved __________ shares of Common Stock for issuance in connection with the exercise of Rights. Additionally, each time the Company issues a share of Common Stock, it must reserve an additional two-thirds of a share of Common Stock for issuance under the Shareholder Rights Plan. Assuming the Company issued all of the shares presently reserved for issuance pursuant to the exercise of options under the 1995 Stock Plan, the Company would be required to reserve an additional __________ shares of Common Stock for issuance in connection with the exercise of Rights attached to such option shares. The Company then would have outstanding a total of __________ shares of Common Stock, and would have reserved for issuance pursuant to the exercise of Rights an additional __________ shares of Common Stock. This would leave the Company with only ___________ shares of authorized and unissued Common Stock that are unreserved (including treasury shares). The Company therefore has very little capacity to issue additional shares of Common Stock.

  The additional shares of Common Stock that would be authorized by the Proposed Articles Amendment could be used by the Company for any proper corporate purpose approved by its Board of Directors. The availability of such additional shares would enable the Company's Board of Directors and management, to the extent authorized by the Board of Directors, to act with flexibility when favorable opportunities arise to expand or strengthen the Company's business and prospects through the issuance of Common Stock. Among other reasons, additional shares could be issued to: increase the Company's capital through sales of Common Stock; engage in other types of transactions; undertake acquisitions; satisfy existing contractual commitments (including employee stock options and rights under the Shareholder Rights Plan); and effect stock splits that help to maintain an efficient trading market in the Company's Common Stock. With respect to this last item, it is important to note that the Company has effected two stock splits of its Common Stock during 1996 and 1997.

  The Company's management regularly reviews a range of financing transactions including the issuance of Common Stock. Except for shares reserved for issuance as described above, the Company has no present intention for additional stock splits or for issuing or selling Common Stock for any purpose, but may do so if market and other conditions should indicate that such a course of action is advisable.

  If the Proposed Articles Amendment is adopted, the Company's Board of Directors generally may issue the additional authorized shares of Common Stock without further shareholder approval. In some instances, shareholder approval for the issuance of additional shares may be required by law or by the requirements of the New York Stock Exchange (on which the Company's Common Stock is listed), or the obtaining of such approval otherwise may be necessary or desirable. Except in such cases, it is not anticipated that further shareholder authorization would be solicited. Shareholders are not entitled to preemptive rights to purchase any new issue of shares of the Company's Common Stock.


3.MISCELLANEOUS ___________________________________________________


                            OTHER MATTERS

     Management knows of no business which will be presented for action at the Annual Meeting other than as set forth in the Notice of Annual Meeting accompanying this Proxy Statement. If other matters do properly come before the Annual Meeting, proxies will be voted in accordance with the best judgment of the person or persons exercising authority conferred by such proxies.



                    INDEPENDENT PUBLIC ACCOUNTANTS

     In accordance with the recommendation of the Audit Committee, and at the direction of the Board of Directors, the Company has retained Coopers & Lybrand LLP as its independent public accountants for the fiscal year ending December 31, 1998. A representative of Coopers & Lybrand LLP is expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if he or she desires to do so.



                         1999 ANNUAL MEETING

     Shareholders intending to submit proposals to be considered for inclusion in the Proxy Statement and form of proxy for the 1999 Annual Meeting of Shareholders must submit such proposals in writing, mailed or delivered, to the Secretary of the Company, so as to be received prior to December 2, 1998.

     Shareholders wishing to propose any floor nominations for directors or floor proposals at the 1999 Annual Meeting of Shareholders must provide notice thereof, containing certain specified information as required by the Company's By-Laws, to the Company's Secretary at the principal executive offices of the Company, so as to be received not less than 50 nor more than 75 days prior to such annual meeting.


     It is important that proxies be returned promptly. Whether or not you expect to attend the Annual Meeting in person, you are requested to complete, date, sign, and return the proxy card as soon as possible.




                                   By Order of the Board of Directors



Manitowoc, Wisconsin               E. DEAN FLYNN
March 16, 1998                     Secretary








                                     APPENDIX TO THE PROXY STATEMENT
                                                PROXY CARD




                     THE MANITOWOC COMPANY, INC.
       Proxy/Voting Instructions Solicited on Behalf of the
                          Board of Directors
          for Annual Meeting of Shareholders on May 5, 1998


P The undersigned holder of Common Stock of The Manitowoc Company, Inc. hereby appoints Fred M. Butler and E. Dean Flynn, or either of them, with full power of substitution, to act as proxy for and
R to vote all of the shares of Common Stock of the undersigned at the Annual Meeting of Shareholders of The Manitowoc Company, Inc. to be held on the third floor of the Company's corporate offices
O located at 500 South 16th Street, Manitowoc, Wisconsin, at 9:00 a.m., C.D.T., Tuesday, May 5, 1998, or any adjournment thereof, as follows:

X  1.     Election of Directors.
          Nominees:  George E. Fischer and Gilbert F. Rankin, Jr.;

Y
   2.     Approval of Proposed Articles Amendment to increase the
          Company's authorized shares of Common Stock from 35,000,000 to 75,000,000;

   3. In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment thereof;

   all as set out in the accompanying Notice and Proxy
   Statement relating to the Annual Meeting, receipt of which is hereby acknowledged.

   If you hold shares of Company Common Stock in the Dividend
   Reinvestment Plan or RSVP Profit Sharing Plan, this proxy constitutes voting instructions for any shares so held by the undersigned.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The proxies cannot vote your shares unless you sign and return this card.


Comments:___________________________________________     SEE REVERSE
                                                            SIDE

(If you have written in the above space, please mark the "comments" box on the reverse side of the card.)






      Please mark your     [PRELIMINARY PROXY MATERIAL]         7831
[ x ] vote as in this
      example.


This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted "FOR" Proposals 1 and 2.


The Board of Directors recommends a vote FOR Proposals 1 and 2.
--------------------------------------------------------------------


 1.  Election of Directors.        2.  Approval of Proposed Articles
     (see reverse)                     Amendment (see reverse)

        [  ]   FOR                         [  ]   FOR
        [  ]   WITHHELD                    [  ]   AGAINST
                                           [  ]   ABSTAIN


 For, except vote withheld as to the following nominee(s):

 _____________________________________________________________





                    PLEASE MARK BOXES IF APPLICABLE
                    --------------------------------

                    Yes, I will attend the Annual Meeting of
                    Shareholders on Tuesday, May 5, 1998       [  ]

                    Comments (please see reverse side)         [  ]


                    Please sign exactly as name appears hereon. Joint owners should sign individually. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer.


                    ________________________________________________
                    Signature                                 Date

                    ________________________________________________
                    Signature (if held jointly)               Date



                       * FOLD AND DETACH HERE *






                                                THIS IS YOUR PROXY,
                                              YOUR VOTE IS IMPORTANT.


        FOR PERSONAL ASSISTANCE IN ANY OF THE FOLLOWING AREAS:


 * LOST DIVIDEND CHECKS - ADDRESS CHANGES - LOST OR STOLEN STOCK
   CERTIFICATES.

 * DIVIDEND REINVESTMENT PLAN - Dividends automatically reinvested in your account to purchase additional shares of Manitowoc Common Stock.

 * DIRECT DEPOSIT - Have your Manitowoc Company, Inc. quarterly dividends electronically deposited into your checking or savings account on dividend payment date.

 * VERIFICATION OF THE NUMBER OF MANITOWOC SHARES IN YOUR ACCOUNT.

 * NAME CHANGES AND TRANSFER OF STOCK OWNERSHIP - In the event of marriage, death and estate transfers, gifts of stock to minors in custodial accounts, etc.

 * CONSOLIDATION OF ACCOUNTS - Eliminates multiple accounts for one holder and certain duplicate shareholder mailings going to one address (dividend checks, annual reports and proxy materials would continue to be mailed to each shareholder).


       FIRST CHICAGO'S                       OR WRITE TO
     SHAREHOLDER SERVICES CENTER        First Chicago Trust Company
        1-800-519-3111                    of New York
                                        P.O. Box 2500
                                        Jersey City, NJ 07303-2500